EXHIBIT 99.2

THE LACLEDE GROUP, INC.

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

The following Unaudited Pro Forma Combined Condensed Financial Statements (“pro forma financial statements”) give effect to the proposed acquisition by The Laclede Group, Inc. (“Laclede” or “the Company”) of Alabama Gas Corporation (“Alagasco”), the common stock and equity unit offerings completed on June 11, 2014, and the senior notes offering reflected in the preliminary prospectus supplement filed by Laclede on August 12, 2014. Effective September 1, 2013, Laclede purchased the assets and liabilities of Missouri Gas Energy (“MGE”). The pro forma financial statements for the year ended September 30, 2013 give effect to the MGE acquisition as though it occurred on October 1, 2012 in addition to the acquisition of Alagasco and related issuances of common stock, equity units and senior notes. The pro forma financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of these pro forma financial statements.

The pro forma financial statements have been derived from:

•	the audited consolidated financial statements of The Laclede Group, Inc. as of and for the year ended September 30, 2013 included in The Laclede Group, Inc.’s Form 10-K, as amended, for the fiscal year then ended;

•	the audited financial statements of Alagasco as of and for the year ended December 31, 2013;

•	the financial statements of MGE for the nine months ended June 30, 2013 (unaudited);

•	the financial statements of MGE for the two months ended August 31, 2013 (unaudited);

•	the consolidated financial statements of The Laclede Group, Inc. as of and for the nine months ended June 30, 2014 (unaudited) included in The Laclede Group, Inc.’s Form 10-Q for the quarterly period ended June 30, 2014; and

•	the financial statements of Alagasco as of and for the nine months ended June 30, 2014 (unaudited).

Laclede’s acquisition of Alagasco (the “Alagasco acquisition”) will be accounted for in accordance with the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The Unaudited Pro Forma Combined Condensed Statements of Income (“pro forma statements of income”) for the year ended September 30, 2013 and nine months ended June 30, 2014 give effect to the Alagasco acquisition as if it were completed on October 1, 2012.

Laclede completed the MGE acquisition on September 1, 2013. The results of Laclede for the year ended September 30, 2013 include the results of MGE for the one month period then ended. The pro forma statement of income for the year ending September 30, 2013 gives effect to the MGE acquisition as if it were completed on October 1, 2012 and is derived from the financial information denoted above. The pro forma adjustments relating to MGE are derived from the unaudited financial statements of MGE for the two months ended August 31, 2013. Additionally, the pro forma adjustments reflect the additional incremental shares and additional incremental interest expense for the equity and debt offerings completed during 2013 to be reflected as if the offerings were both completed on October 1, 2012. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Laclede’s fiscal year ends on September 30 whereas Alagasco’s fiscal year ends on December 31. Due to this difference the unaudited pro forma combined condensed statement of income for the nine months ended June 30, 2014 are based on the historical financial information of Alagasco recast to match the accounting periods to those of Laclede.

The Alagasco historical information included in the unaudited pro forma combined condensed statement of income for the nine months ended June 30, 2014 was derived by adding Alagasco’s unaudited condensed statement of income for the six months ended June 30, 2014 and audited statement of income for the twelve months ended December 31, 2013 and then subtracting its unaudited condensed statement of income for the nine months ended September 30, 2013.

Additional financial information about Alagasco’s results for the three months ended December 31, 2013 is included in the accompanying Notes.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the MGE acquisition;

•	directly attributable to the Alagasco acquisition;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede and Alagasco.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Alagasco acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact Laclede’s financial results. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the Alagasco acquisition that have been incurred by Laclede and are included in its historical financial statements.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared in advance of the close of the Alagasco acquisition, the final amounts recorded upon closing may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and additional information available at the time of closing.

The Company’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the Alagasco acquisition and that the pro forma adjustments give appropriate effect to those assumptions that are applied in the pro forma financial statements. Certain amounts in Alagasco’s historical balance sheets and statements of income have been reclassified to conform to Laclede’s presentation in these pro forma financial statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

For the Nine Months Ended June 30, 2014

(Millions)

	The Laclede Group, Inc.	Alabama Gas Corporation	Reclassifications		Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined
Operating Revenues:
Gas Utility	$1,283.6	$500.5	$					$1,784.1
Gas Marketing and Other	121.3	—						121.3

Total Operating Revenues	1,404.9	500.5		—	—	—		1,905.4

Operating Expenses:
Gas Utility
Natural and propane gas	696.4	218.7						915.1
Other operation and maintenance	207.3	106.4						313.7
Depreciation and amortization	58.5	34.0						92.5
Taxes, other than income taxes	92.6	70.2		(37.8)			F	125.0

Total Gas Utility Operating Expenses	1,054.8	429.3		(37.8)				1,446.3
Gas Marketing and Other	175.3	—			(5.9)		A	169.4

Total Operating Expenses	1,230.1	429.3		(37.8)	(5.9)	—		1,615.7
Operating Income	174.8	71.2		37.8	5.9	—		289.7

Other Income and (Income Deductions) - Net	(1.0)	2.7						1.7
Interest Charges	31.2	11.6			1.2	16.4	B,C,D,E	60.4

Income (Loss) Before Income Taxes	142.6	62.3		37.8	4.7	(16.4)		231.0
Income Tax Expense (Benefit)	43.1	—		37.8	1.8	(6.2)	F	76.5

Net Income	$99.5	$62.3		$—	$2.9	$(10.2)		$154.5

Weighted Average Number of Common Shares Outstanding:
Basic	33.3					9.7		43.0
Diluted	33.4					9.7		43.1
Basic Earnings per Share of Common Stock	$2.97							$3.59
Diluted Earnings per Share of Common Stock	$2.97							$3.58

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of June 30, 2014

(Millions)

	The Laclede Group, Inc.	Alabama Gas Corporation	Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined
ASSETS
Utility Plant	$2,360.3	$1,517.5				$3,877.8
Less: Accumulated depreciation and amortization	532.4	624.7				1,157.1

Net Utility Plant	1,827.9	892.8	—	—		2,720.7

Goodwill	210.0	—	757.5		G	967.5
Other Property and Investments	68.6	—	—	—		68.6

Current Assets:
Cash and cash equivalents	571.8	11.8	(1,182.8)	619.7	H,I	20.5
Accounts receivable
Utility	127.8	49.9				177.7
Other	91.7	5.3				97.0
Affiliated companies	—	13.2				13.2
Allowance for doubtful accounts	(11.5)	(5.0)				(16.5)
Delayed customer billings	28.7					28.7
Inventories
Natural gas stored underground	118.2	32.0				150.2
Liquified natural gas in storage	—	2.9				2.9
Propane gas	9.4	—				9.4
Materials and supplies at average cost	8.0	5.1				13.1
Deferred income taxes	—	21.1	(21.1)		L	—
Regulatory Assets	—	2.3				2.3
Prepayments and other	51.1	1.0				52.1

Total Current Assets	995.2	139.6	(1,203.9)	619.7		550.6

Deferred Charges:			—
Regulatory Assets	540.0	91.9				631.9
Other	15.0	50.8		5.3	I	71.1

Total Deferred Charges	555.0	142.7	—	5.3		703.0

Total Assets	$3,656.7	$1,175.1	$(446.4)	$625.0		$5,010.4

CAPITALIZATION AND LIABILITIES
Capitalization:
Total common stock equity	$1,533.8	$405.4	$(408.2)		J,K	$1,531.0
Long-term debt (less current portion)	976.6	199.8		625.0	I	1,801.4

Total Capitalization	2,510.4	605.2	(408.2)	625.0		3,332.4

Current Liabilities:
Notes payable	—	50.0	170.0		H	220.0
Accounts payable	152.0	38.6				190.6
Wages and compensation accrued	25.3	4.5				29.8
Customer deposits	—	20.1				20.1
Amounts due customers	—	9.6				9.6
Taxes accrued	56.1	37.3				93.4
Regulatory liabilities	—	64.4				64.4
Accrued liabilities and other	86.7	10.0				96.7

Total Current Liabilities	320.1	234.5	170.0	—		724.6

Deferred Credits and Other Liabilities:
Deferred Income Taxes	398.9	208.2	(208.2)		L	398.9
Pension and postretirement benefit costs	209.7	28.5				238.2
Regulatory liabilities	90.1	82.6				172.7
Asset retirement obligations and other	74.3	—				74.3
Other	53.2	16.1				69.3

Total Deferred Credits and Other Liabilities	826.2	335.4	(208.2)	—		953.4

Total Capitalization and Liabilities	$3,656.7	$1,175.1	$(446.4)	$625.0		$5,010.4

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The Laclede Group, Inc. and Alabama Gas Corporation

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

For the Year Ended September 30, 2013

(Millions)

	The Laclede Group, Inc. 9/30/2013	Missouri Gas Energy 9 Months Ended 6/30/2013	Pro Forma Adjustments Relating to Missouri Gas Energy	The Laclede Group, Inc. As Adjusted 9/30/2013	Alabama Gas Corporation 12/31/2013	Reclassifications		Pro Forma Adjustments Relating to the Alagasco Acquisition	Pro Forma Adjustments Relating to the Financings	Notes	Pro Forma Combined
Operating Revenues:
Gas Utility	$847.2	$446.0	$45.1	$1,338.3	$533.3	$					$1,871.6
Gas Marketing and Other	169.8	10.1	—	179.9	—						179.9

Total Operating Revenues	1,017.0	456.1	45.1	1,518.2	533.3		—	—	—		2,051.5

Operating Expenses:
Gas Utility
Natural and propane gas	433.4	272.2	10.7	716.3	215.5						931.8
Other operation and maintenance	180.3	82.5	19.9	282.7	143.1						425.8
Depreciation and amortization	48.3	22.7	5.0	76.0	43.9						119.9
Taxes, other than income taxes	60.1	36.2	4.5	100.8	71.8		(34.7)			R	137.9

Total Gas Utility Operating Expenses	722.1	413.6	40.1	1,175.8	474.3		(34.7)				1,615.4
Gas Marketing and Other	198.4	—	—	198.4	—						198.4

Total Operating Expenses	920.5	413.6	40.1	1,374.2	474.3		(34.7)	—	—		1,813.8

Operating Income	96.5	42.5	5.0	144.0	59.0		34.7	—	—		237.7

Other Income and (Income Deductions) -Net	2.4	0.1	—	2.5	14.0						16.5
Interest Charges	28.6	(0.2)	13.4	41.8	15.6			1.5	22.1	M,N,O,P,Q	81.0

Income (Loss) Before Income Taxes	70.3	42.8	(8.4)	104.7	57.4		34.7	(1.5)	(22.1)		173.2
Income Tax Expense (Benefit)	17.6	17.6	(3.2)	32.0	—		34.7	(1.0)	(8.4)	R	57.3

Net Income (Loss)	$52.7	$25.2	$(5.2)	$72.7	$57.4		$—	$(0.5)	$(13.7)		$115.9

Weighted Average Number of Common Shares Outstanding:
Basic	25.9		6.6	32.5					10.4		42.9
Diluted	26.0		6.6	32.6					10.4		43.0
Basic Earnings per Share of Common Stock	$2.03			$2.24							$2.70
Diluted Earnings per Share of Common Stock	$2.02			$2.23							$2.69

See accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Description of the Transaction

On April 5, 2014, The Laclede Group, Inc. (“Laclede”), entered into a definitive agreement to acquire from Energen Corporation (“Energen”) all of the outstanding shares of stock (the “Alagasco Transaction”) of Alabama Gas Corporation (“Alagasco”). The Alagasco Transaction will be effected pursuant to a stock purchase agreement among Laclede, Energen and Alagasco (the “Acquisition Agreement”). The consideration for the Alagasco Transaction is $1.6 billion, including the assumption of approximately $250 million of long-term debt, including the current portion. Laclede has agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, to treat the Alagasco Transaction as a deemed purchase and sale of assets for tax purposes. The consideration will be subject to customary post-closing adjustments for cash, indebtedness and working capital. Following completion of the Alagasco Transaction, Alagasco will be a wholly-owned subsidiary of Laclede.

Laclede has received the final approval of Alabama public utility regulators and anticipates completing the Alagasco Transaction before the end of the fourth quarter of fiscal year 2014.

The Alagasco Transaction is subject to customary closing adjustments. As detailed in the Acquisition Agreement, the Alagasco purchase price will be adjusted based upon Alagasco’s working capital on the closing date. This purchase price adjustment is to be determined and agreed to after closing, subject to a review period. Accordingly, no purchase price adjustment has been reflected in these pro forma financial statements.

2. Financing of the Transaction

These pro forma financial statements reflect the impact of the execution of the planned Alagasco Transaction through a combination of the issuance of 10.4 million shares of common stock, the issuance of $143.8 million of Corporate Units both of which Laclede completed on June 11, 2014, the proposed issuance of $625.0 million of senior notes, and short-term borrowings. Accordingly, pro forma weighted average shares outstanding were increased by 9.7 million shares and 10.4 million shares for each of the nine months ended June 30, 2014 and the year ended September 30, 2013, respectively, in the unaudited pro forma combined condensed statements of income.

3. Adjustments to Pro Forma Financial Statements

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are:

•	directly attributable to the Alagasco Transaction;

•	factually supportable; and

•	with respect to the pro forma statements of income, expected to have a continuing impact on the combined results of Laclede and Alagasco.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Alagasco Transaction. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the Alagasco Transaction is completed. The pro forma statements of income reflect adjustments to remove the effect of transaction costs associated with the Alagasco Transaction that have been incurred by Laclede and are included in its historical financial statements.

The historical financial information has also been adjusted in the pro forma financial statements to give effect to Laclede’s previously consummated acquisition of Missouri Gas Energy (“MGE”) which was completed on September 1, 2013 to reflect a full year of operations and give effect to the related debt and equity transactions completed during fiscal year 2013 related to the financing of the acquisition of MGE as if they were completed on October 1, 2012. The Laclede historical financial information for the fiscal year ending September 30, 2013 reflects the one-month period from September 1, 2013 through September 30, 2013.

The pro forma adjustments included in the pro forma financial statements are as follows:

Unaudited Pro Forma Combined Condensed Statement of Income for the Nine Months Ended June 30, 2014

(A)	Reflects adjustment to remove transaction costs incurred by Laclede through June 30, 2014 directly attributable to the Alagasco Transaction (see note (K)).

(B)	Reflects an increase in interest expense related to the expected issuance of $625.0 million of senior notes with an effective interest rate of 2.73%. Interest is based on nine 30 day monthly periods and 270 days outstanding. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.6 million for the nine-month period. The increase in interest expense excludes the impact of interest rate hedge agreements.

9 Mos. Ended 6/30/14
Issuance of senior notes	$625.0
Interest rate	2.73%

Pro forma interest expense (270 / 360 days)	12.8
Amortization of deferred financing costs	0.3

Total pro forma interest expense	$13.1

(C)	Reflects an increase in interest expense related to the June 11, 2014 issuance of $143.8 million of Corporate Units with an effective interest rate of 2.29% as if the Corporate Units had been outstanding since October 1, 2013.

9 Mos. Ended 6/30/14
Issuance of Corporate Units	$143.8
Interest rate	2.29%

Pro forma interest expense (270 / 360 days)	2.5
Amortization of debt issuance costs	1.0
Interest expense and amortization included in Laclede operations for the period ending June 30, 2014	(0.2)

Total pro forma interest expense	$3.3

(D)	Reflects an increase in interest expense related to the issuance of $80.0 million of short-term borrowings in the commercial paper market with an effective interest rate of 0.30%, inclusive of all fees. Interest is based on a 273 day period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the nine-month period.

9 Mos. Ended 3/31/14
Issuance of short term borrowings	$80.0
Interest rate	0.30%

Pro forma interest expense (273 / 360 days)	$0.2

(E)	Reflects an increase in interest expense related to $90.0 million of short-term borrowings under Laclede Group’s existing revolver facility with an effective interest rate of 1.45%, inclusive of all fees. Interest is based on a 273 day period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the nine-month period.

9 Mos. Ended 3/31/14
Issuance of short term borrowings	$90.0
Interest rate	1.45%

Pro forma interest expense (273 / 360 days)	$1.0

(F)	Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 37.8% for the period ended June 30, 2014. This estimated tax rate is different from Laclede’s effective tax rate for the period ended June 30, 2014, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. Alagasco historically recorded income taxes as a component of operating expenses. Income tax expense of $37.8 million was reclassified to conform to Laclede’s presentation.

Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 2014

(G)	Reflects the estimated purchase price (see note 1) in excess of the fair value of the assets acquired and liabilities assumed. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The historical book value of the assets and liabilities approximates the fair value given the regulatory environment the Company operates under in Alabama. The following represents the excess of the purchase price over the fair value of the net assets acquired:

Cash purchase price	$1,350.0

Less: book value of Alagasco net assets	(405.4)
Less: Pro forma adjustment to deferred income tax liabilities, net (see Note L)	(187.1)

Pro Forma Adjustment to goodwill	$757.5

(H)	Reflects the net change to cash if the acquisition had occurred on June 30, 2014

Purchase price	$(1,350.0)
Notes payable - short-term borrowings (see notes D and E)	170.0

Transaction expenses, net of tax benefit received (see Note K)	(2.8)

Net cash used	$(1,182.8)

The pro forma adjustment to cash and cash equivalents at June 30, 2014 assumes that the tax benefit associated with the transaction expenses has been received as of that date.

(I)	Reflects total proceeds from the debt offering. Total debt issuance costs are expected to be $5.3 million of which none had been paid during the nine months ended June 30, 2014.

Assumed debt proceeds	$625.0
Deferred financing costs	(5.3)

Net debt proceeds	$619.7

(J)	Reflects the elimination of Alagasco stockholders’ equity accounts of $405.4 million.

(K)	Reflects a reduction in retained earnings, which is a component of total common stock equity, for total estimated remaining acquisition-related expenses of $4.5 million, less the estimated tax benefit received of $1.7 million. During the nine months ended June 30, 2014, pre-tax acquisition-related expenses incurred by the Company were $5.9 million (see note (A)).

(L)	Reflects a purchase accounting adjustment to reflect the elimination of Alagasco’s deferred tax assets and liabilities as the acquisition is being treated as an asset purchase under Section 338(h)(10) of the Internal Revenue Code.

Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended September 30, 2013

(M)	On August 13, 2013 Laclede issued $450.0 million of first mortgage bonds with an effective interest rate of 3.36%. Proceeds from the issuance of the first mortgage bonds were used to fund the acquisition of Missouri Gas Energy. Interest expense of $1.7 million was recognized in the actual results of operations of Laclede for the year ending September 30, 2013. The adjustment reflects an increase to interest expense as if the first mortgage bonds had been outstanding on October 1, 2012.

Year ended 9/30/13
Issuance of Series First Mortgage Bonds	$450.0
Interest rate	3.36%

Pro forma interest expense (360 / 360 days)	15.1
Interest expense included in Laclede operations for the period ending September 30, 2013	1.7

Pro forma adjustment to interest expense	$13.4

(N)	On June 11, 2014 Laclede issued $143.8 million of Corporate Units with an effective interest rate of 2.29%. Proceeds from the issuance of the Corporate Units will be used to fund the pending acquisition of Alagasco. The adjustment reflects an increase to interest expense as if the Corporate Units had been outstanding on October 1, 2012.

Year ended 9/30/13
Issuance of Corporate Units	$143.8
Interest rate	2.29%

Pro forma interest expense (360 / 360 days)	3.3
Amortization of deferred financing costs	1.3

Total pro forma interest expense	$4.6

(O)	Reflects an increase in interest expense related to the issuance of $625.0 million of senior notes with an effective interest rate of 2.73%. Interest is based on a 360 days annual period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.8 million for the twelve-month period. The increase in interest expense excludes the impact of interest rate hedge agreements.

Year ended 9/30/13
Issuance of senior notes	$625.0
Interest rate	2.73%

Pro forma interest expense (360 / 360 days)	17.1
Amortization of deferred financing costs	0.4

Total pro forma interest expense	$17.5

(P)	Reflects an increase in interest expense related to the issuance of $80.0 million of short-term borrowings in the commercial paper market with an effective interest rate of 0.30%, inclusive of all fees. Interest is based on a 365 day period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the twelve-month period.

Year ended 9/30/13
Issuance of short term borrowings	$80.0
Interest rate	0.30%

Pro forma interest expense (365 / 360 days)	$0.2

(Q)	Reflects an increase in interest expense related to $90.0 million of short-term borrowings under Laclede Group’s existing revolver facility with an effective interest rate of 1.45%, inclusive of all fees. Interest is based on a 365 day period. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $0.1 million for the twelve-month period.

Year ended 9/30/13
Issuance of short term borrowings	$90.0
Interest rate	1.45%

Pro forma interest expense (365 / 360 days)	$1.3

(R)	Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 37.8% for the period ended September 30, 2013. This estimated tax rate is different from Laclede’s effective tax rate for the period ended September 30, 2013, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. Alagasco historically recorded income taxes as a component of operating expenses. Income tax expense of $34.7 million was reclassified to conform to Laclede’s presentation.

4. Earnings per Share

The pro forma earnings per share calculation for Laclede (as adjusted) for the year ended September 30, 2013 includes the full impact of the 10.005 million shares issued in Laclede’s May 2013 common stock offering to complete the acquisition of MGE by assuming these shares were outstanding for the entire twelve-month period ended September 30, 2013, resulting in an increase of 6.6 million shares to the weighted average number of shares outstanding on an as adjusted basis.

The pro forma combined earnings per share calculation for the nine months ended June 30, 2014 and the twelve months ended September 30, 2013 includes the full impact of the 10.4 million shares issued on June 11, 2014 to complete the pending Alagasco Transaction by assuming these shares were outstanding for the entire six-month and twelve-month periods, respectively.

5. Alabama Gas Corporation Financial Information for the Three Months Ended December 31, 2013 (Unaudited)

Laclede’s fiscal year ends on September 30 whereas Alagasco’s fiscal year ends on December 31. Due to this difference in fiscal year end dates, the results of Alagasco for the three months ended December 31, 2013 are included in both the Unaudited Pro Forma Combined Condensed Statements of Income for the fiscal year ended September 30, 2013 and the nine months ended June 30, 2014. Additional financial information about Alagasco’s results for the three months ended December 31, 2013 is presented below. There were no unusual charges or adjustments recorded by Alagasco during this period.

(Millions)
Operating revenues	$142.8
Operating income	34.8
Net income	19.8